To:  Cunningham Graphics International, Inc.
     629 Grove Street
     Jersey City, New Jersey 07310

          The undersigned hereby consents to the incorporation by reference herein of the Registration Statement on Form S-1 filed by Cunningham Graphics International, Inc. ("CGII") with the Securities and Exchange Commission (No. 333-46541) and to being identified as a person designated to be a director of CGII following the effective date of the Registration Statement.

                                                             /s/ Laurence Gerber
                                                             ------------------
                                                                 Laurence Gerber